                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                LIGHTBRIDGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                            04-3065140
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

   67 SOUTH BEDFORD STREET                                       01803
       BURLINGTON, MA                                          (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

      LIGHTBRIDGE, INC. 1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                              --------------------

                               PAMELA D. A. REEVE
                      President and Chief Executive Officer
                                LIGHTBRIDGE, INC.
                             67 South Bedford Street
                         Burlington, Massachusetts 01803
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (781) 359-4000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                                 WITH COPIES TO:
                         John D. Patterson, Jr., Esquire
                           Alexander H. Pyle, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                           AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
                                           TO BE         OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED            SHARE                  PRICE               FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value           2,000,000(1)         $12.25(2)             $24,500,000           $6,125
==================================================================================================================

(1) Represents additional shares of Common Stock issuable upon exercise of stock options to be granted from time to time pursuant to the Lightbridge, Inc. 1996 Incentive and Non-Qualified Stock Option Plan, as amended.

(2) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sales price of the common stock as reported on the Nasdaq National Market on March 5, 2001.

================================================================================

       This Registration Statement covers an additional 2,000,000 shares of Lightbridge's common stock issuable pursuant to Lightbridge, Inc.'s 1996 Incentive and Non-Qualified Stock Option Plan, as amended (the "Plan"). These shares are in addition to the 1,350,000 shares of common stock issuable under the Plan registered pursuant to the Registration Statement on Form S-8, File No. 333-43588, which Lightbridge filed with the Securities and Exchange Commission on August 11, 2000 and the 1,000,000 shares of common stock issuable under the Plan registered pursuant to the Registration Statement on Form S-8, File No. 333-23937, which Lightbridge filed with the Securities and Exchange Commission on March 25, 1997.

       The contents of both Lightbridge's Registration Statement on Form S-8, File No. 333-43588, and Lightbridge's Registration Statement on Form S-8, File No. 333-23937, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

   EXHIBIT NO.   DESCRIPTION
   -----------   -----------
     4.1(1)      Amended and Restated Certificate of Incorporation of the
                 Company

     4.2(1)      Amended and Restated By-Laws of the Company

     4.3(2) Amendment to Amended and Restated By-Laws of the Company, adopted October 29, 1998

     4.4(1)      Specimen Certificate for Common Stock of the Company

     4.5(3) Rights Agreement dated as of November 14, 1997, between Lightbridge, Inc. and American Stock Transfer and Trust Company, as Rights Agent

     4.6(3) Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of Lightbridge, Inc.

     4.7(3)      Form of Right Certificate

     5.1         Opinion of Foley, Hoag & Eliot LLP

    23.1         Independent Auditors' Consent of Deloitte & Touche LLP

    23.2         Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

    24.1         Power of Attorney (contained on the signature page)

    99.1         1996 Incentive and Non-Qualified Stock Option Plan, as amended

--------------------

(1) Incorporated by reference from the Company's Registration Statement on Form S-1, as amended (File No. 333-6589).

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

(3) Incorporated by reference from the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 21, 1997.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Massachusetts, on this 9th day of March, 2001.

                                        LIGHTBRIDGE, INC.


                                        By: /s/ PAMELA D.A. REEVE
                                           -----------------------------------
                                                Pamela D.A. Reeve
                                                Chief Executive Officer


                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pamela D.A. Reeve as the undersigned's true and lawful attorney-in-fact and agent with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which she may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes for her, any or all of them, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                                   TITLE                                   DATE
---------                                                   -----                                   -----
/s/ PAMELA D.A. REEVE                      Chief Executive Officer and Director  (Principal      March 9, 2001
--------------------------------------     Executive Officer)
Pamela D.A. Reeve


/s/ HARLAN PLUMLEY                         Chief Financial Officer and Vice President,
--------------------------------------     Finance and Administration (Principal Financial       March 9, 2001
Harlan Plumley                             and Accounting Officer )


/s/ THOMAS C. MEYER                        President and Director                                March 9, 2001
--------------------------------------
Thomas C. Meyer


 /s/ TORRENCE C. HARDER                    Director                                              March 9, 2001
--------------------------------------
Torrence C. Harder


/s/ RACHELLE B. CHONG                      Director                                              March 9, 2001
--------------------------------------
Rachelle B. Chong


/s/ ANDREW G. MILLS                        Director                                              March 9, 2001
--------------------------------------
Andrew G. Mills

                                  EXHIBIT INDEX



   EXHIBIT NO.   DESCRIPTION
   -----------   -----------
     4.1(1)      Amended and Restated Certificate of Incorporation of the
                 Company

     4.2(1)      Amended and Restated By-Laws of the Company

     4.3(2) Amendment to Amended and Restated By-Laws of the Company, adopted October 29, 1998

     4.4(1)      Specimen Certificate for Common Stock of the Company

     4.5(3) Rights Agreement dated as of November 14, 1997, between Lightbridge, Inc. and American Stock Transfer and Trust Company, as Rights Agent

     4.6(3) Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of Lightbridge, Inc.

     4.7(3)      Form of Right Certificate

     5.1         Opinion of Foley, Hoag & Eliot LLP

    23.1         Independent Auditors' Consent of Deloitte & Touche LLP

    23.2         Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

    24.1         Power of Attorney (contained on the signature page)

    99.1         1996 Incentive and Non-Qualified Stock Option Plan, as amended

--------------------

(1) Incorporated by reference from the Company's Registration Statement on Form S-1, as amended (File No. 333-6589).

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

(3) Incorporated by reference from the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 21, 1997.